                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         FILED by the registrant X

         Filed by a party other than the registrant

         Check the appropriate box:

                  Preliminary proxy statement

                  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         X        Definitive proxy statement

                  Definitive additional materials

                  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              U.S. CAN CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
            (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN
                                THE REGISTRANT)

         Payment of filing fee (Check the appropriate box):

         X        No fee required.

                  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transaction
                      applies:

                  (3) Per unit price or other underlying value of
                      transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  (4) Proposed maximum aggregate value of transaction:

                  (5) Total fee paid:

                  Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1) Amount Previously Paid:

                  (2) Form, Schedule or Registration Statement No.:

                  (3) Filing Party:

                  (4) Date Filed:

                                [US CAN LOGO]
                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60523

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 1999

     The 1999 Annual Meeting of Stockholders of U.S. Can Corporation (the "Company") will be held on Thursday, April 22, 1999, at 10:00 a.m. (local time), at The Chicago Club, located at 81 East Van Buren Street, Chicago, Illinois, for the following purposes:

          (1) To elect three directors, each to hold office for a term of three years;

          (2) To consider and act on the proposed 1999 Equity Incentive Plan;
              and

          (3) To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

     Only stockholders of record as of February 26, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during regular business hours at the offices of Harris Trust and Savings Bank/Shareholder Services, the Company's transfer agent, located at 311 West Monroe Street, 11th Floor, Chicago, Illinois.

     Whether or not you plan to attend the Annual Meeting, please vote on all Proposals, sign and date the enclosed proxy card and return it in the reply envelope (included in this package) as soon as possible. Following these instructions will ensure that your shares are represented and voted in accordance with your wishes.

     IF YOU HAVE QUESTIONS, OR NEED ASSISTANCE IN VOTING YOUR SHARES CORRECTLY, PLEASE CALL MACKENZIE PARTNERS, INC., WHICH IS ASSISTING US WITH THIS SOLICITATION, TOLL-FREE AT (800) 322-2885.

                                          By Order of the Board of Directors
                                          Steven K. Sims
                                          Steven K. Sims
                                          Vice President,
                                          General Counsel and Secretary

Oak Brook, Illinois
March 24, 1999

                              U.S. CAN CORPORATION
                               900 COMMERCE DRIVE
                           OAK BROOK, ILLINOIS 60523

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 22, 1999

     The enclosed proxy is solicited by the Board of Directors of U.S. Can Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, April 22, 1999 (the "1999 Annual Meeting"). Shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented by a properly executed proxy in the accompanying form, will be voted at the Annual Meeting. The proxy may be revoked at any time before its exercise by (i) sending written notice of revocation to Steven K. Sims, Corporate Secretary, U.S. Can Corporation, 900 Commerce Drive, Oak Brook, Illinois, 60523,
(ii) signing and delivering a subsequently dated proxy or (iii) attending the 1999 Annual Meeting in person and giving notice of revocation to the Inspectors of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 24, 1999.

     February 26, 1999 was the record date for the determination of stockholders entitled to notice of, and to vote at, the 1999 Annual Meeting. On that date, there were outstanding and entitled to vote 13,254,730 shares of Common Stock, which is the Company's only class of outstanding voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record.

     Two Inspectors of Election, each from Harris Trust and Savings Bank and appointed by the Board of Directors, will determine the shares represented at the 1999 Annual Meeting and the validity of proxies and ballots, and tabulate the votes cast at the 1999 Annual Meeting. A plurality of the votes cast at the 1999 Annual Meeting is required for the election of directors. An affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 1999 Annual Meeting is required for approval of all other matters submitted to the stockholders for their consideration.

     Abstentions and broker non-votes will be included when determining whether a quorum is present at the 1999 Annual Meeting. Abstentions and broker non-votes have no effect on voting for the election of directors because neither is considered a vote cast. An abstention has the effect of voting against a matter where a vote of a majority of the shares present and entitled to vote is required since an abstention is counted as a share present and entitled to vote but is not counted as a vote for such matter. Broker non-votes have no effect where a majority of the shares present and entitled to vote is required since they are not counted as shares present and entitled to vote with respect to such matter. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee has discretionary voting power or has received such instructions).

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the By-Laws of the Company, the Board of Directors has at present fixed the number of directors constituting the Board at nine. In accordance with the Company's Restated Certificate of Incorporation, the directors have been divided into three classes, as nearly equal in number as is reasonably possible. The class of directors whose term expires at the 1999 Annual Meeting consists of two persons. There is also one vacancy in this class, which Charles W. Gaillard has been nominated to fill. The Company proposes to elect three directors, each to hold office for a term of three years and until his successor has been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the three nominees named in this Proxy Statement.

     The Company has no reason to believe that any nominee named herein will be unavailable to serve as a director. However, if any nominee for any reason is unable to serve or for good cause will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine. Stockholders may not cumulate their votes in the election of directors.

     The following nominees, other than Charles W. Gaillard, are currently directors of the Company and its wholly owned subsidiary, United States Can Company ("U.S. Can"):

     CHARLES W. GAILLARD. Mr. Gaillard has been President of General Mills since 1995. General Mills is one of the largest consumer foods companies in the United States. Mr. Gaillard joined General Mills in 1966 and advanced through various food marketing management positions, becoming Executive Vice President in 1989 and Vice Chairman in 1993. From 1989 to 1993 he was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills and Nestle, S.A. Mr. Gaillard is a director of Whitman Corporation. He also serves on the Board of Overseers for The Carlson School of Management of the University of Minnesota and is Vice President of the Minnesota Orchestral Association Board. He is currently standing for election to the Board of Directors of Valspar Corporation.

     RICARDO POMA. Ricardo Poma has served as a Director of the Company since 1983. Mr. Poma is Managing Partner and Chief Executive Officer of Grupo Poma, a family holding company involved in automobile distribution, hotels, real estate development and manufacturing. Mr. Poma has held this position since June 1979. Mr. Poma is also Vice Chairman of International Bancorp of Miami, Inc.; a member of the Advisory Board of Bain Capital, an investment fund; and President of the School for Economics and Business, a private university in El Salvador. Mr. Poma is a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

     LOUIS B. SUSMAN. Louis B. Susman has served as a Director of the Company since 1998. Mr. Susman is Vice Chairman of Investment Banking and Managing Director of Salomon Smith Barney Inc. ("Salomon Smith Barney"). He is also a member of its Investment Banking Management Committee, with responsibility for all Investment Banking offices outside of New York City. Prior to joining Salomon Brothers Inc (one of the predecessors of Salomon Smith Barney) in June 1989, Mr. Susman was a senior partner at the St. Louis-based law firm of Thompson & Mitchell. Mr. Susman is a Director of Drury Inns and has previously served on the Boards of the St. Louis National Baseball Club, Inc., Silver Eagle, Inc., Hasco International, PennCorp Financial, Avery, Inc. and other publicly-held corporations. Mr. Susman serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation and Management Development Committee of the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
                      THE ELECTION OF ALL OF THE NOMINEES.

                        EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information, as of February 28, 1999, with respect to (i) each executive officer or director of the Company,
(ii) each executive officer of U.S. Can, who is deemed to be an executive officer of the Company due to his responsibilities (as indicated below), and
(iii) Mr. Gaillard, a Director nominee.

NAME                                   AGE                            TITLE
----                                   ---                            -----
Paul W. Jones........................  50     Chairman of the Board, President and Chief Executive
                                              Officer
Frank J. Galvin......................  57     Executive Vice President and General Manager, Aerosol
                                              Products and Assistant Secretary
John L. Workman......................  47     Executive Vice President and Chief Financial Officer
Roger B. Farley......................  55     Senior Vice President, Human Resources
David R. Ford........................  52     Senior Vice President, International, U.S. Can, and
                                              President, European Operations
Lawrence T. Messina..................  53     Senior Vice President and General Manager, Paint,
                                              Plastic and General Line, U.S. Can
Peter J. Andres......................  55     Vice President, Treasurer and Assistant Secretary
John R. McGowan......................  57     Vice President and Controller
Larry S. Morrison....................  45     Vice President and General Manager, Custom and
                                              Specialty Products, U.S. Can
Steven K. Sims.......................  34     Vice President, General Counsel and Secretary
Calvin W. Aurand, Jr.................  68     Director
Benjamin F. Bailar...................  64     Director
Carl Ferenbach.......................  56     Director
Ricardo Poma.........................  52     Director
Francisco A. Soler...................  53     Director
Louis B. Susman......................  61     Director
Charles W. Gaillard..................  58     Director Nominee

     Each member of the Board of Directors of the Company is also a member of the Board of Directors of U.S. Can.

     The Company's Board of Directors is divided into three classes serving staggered three-year terms. Each Director of the Company is elected at the annual meeting at which such Director's class stands for election and serves until the annual meeting of the Company's stockholders three years later, or until such Director's successor is duly elected and qualified. Messrs. Poma and Susman are serving three-year terms expiring at the 1999 Annual Meeting; Mr. Gaillard has been nominated to be elected to the same class of directors and, if elected, his term would begin following the 1999 Annual Meeting; Messrs. Bailar and Jones are serving three-year terms expiring at the 2000 Annual Meeting; and Messrs. Aurand, Soler and Ferenbach are serving three-year terms expiring at the 2001 Annual Meeting.

     In connection with the Company's initial public offering of Common Stock in March 1993 (the "IPO"), the Company entered into an agreement (the "Stockholders Agreement") with its stockholders immediately prior to the IPO pursuant to which each of Salomon Smith Barney (successor-in-interest to Salomon Brothers Inc) and Messrs. William J. Smith (former Chairman and CEO of the Company), Poma and Soler, for so long as each of them owns beneficially at least 175,000 shares of Common Stock, has the right to submit a name to the Board of Directors to be included in the slate of nominees for election to the Board of Directors. Mr. Susman is Salomon Smith Barney's current director designate, and Messrs. Poma and Soler are self-designated directors. Mr. Smith was, until his resignation in July 1998, a self-designated director. Mr. Poma has designated himself to serve a three-year term which would commence at the 1999 Annual Meeting upon his reelection.

     The Stockholders Agreement provides that, if a designee ceases to serve for any reason, the party who submitted the name of such designee has the right to name such designee's successor for approval by the Board of Directors to fill the vacancy on the Board of Directors, and any director so chosen shall hold office for a term expiring at the Annual Meeting at which the term of office of the class to which such director has been added expires, or until such director's successor has been duly elected and qualified. Mr. Smith relinquished all rights under the Stockholders Agreement in connection with his resignation from the Board in July 1998.

BUSINESS EXPERIENCE

     The following biographical information is provided, as of February 28, 1999, with respect to each person named in the management table, other than the three nominees for election:

     Paul W. Jones joined the Company as President and Chief Executive Officer in April 1998, and was elected Chairman of the Board in July 1998. Previously, Mr. Jones was the President of Greenfield Industries, Inc. ("Greenfield"), from 1989 to 1998, and its Chief Executive Officer and a Board member from 1993 to 1998. Greenfield is an international tool manufacturer. Prior to that, Mr. Jones was with General Electric ("GE") for 19 years, holding many positions. From 1988 to 1989, he served as General Manager -- Manufacturing for GE Transportation Systems. Prior to that time, Mr. Jones was the General Manager of GE Drives, Motor and Generator Operations. Mr. Jones is a member of the Board of Directors of Omniquip International, Inc. and Federal Signal Corporation.

     Frank J. Galvin was appointed Executive Vice President and General Manager, Aerosol Products of U.S. Can in 1998. Prior to that, Mr. Galvin served as Executive Vice President, Operations of U.S. Can from February 1991 to his most recent appointment. From April 1987 to February 1991, Mr. Galvin served as Senior Vice President, Sales and Marketing for U.S. Can. Before joining U.S. Can, Mr. Galvin spent 22 years with Continental Can Company ("CCC"), serving in various positions including General Manager of the Midwest Division, Director of Finance of Central Operations and National Sales Manager for the General Packaging Division.

     John L. Workman has been Executive Vice President and Chief Financial Officer of the Company since his appointment in August 1998. Prior to his appointment, Mr. Workman served as Executive Vice President and Chief Restructuring Officer at Montgomery Ward Holding Corporation. Ward is one of the nation's largest privately-held retailers. Mr. Workman joined Ward in 1984 as a general auditor and held a variety of financial positions with Ward, including Vice President -- Controller, Vice President -- Finance and Chief Financial Officer. Mr. Workman was an executive officer of Ward in July 1997 when it filed for reorganization under Chapter 11 of the Federal bankruptcy laws. Prior to joining Ward, Mr. Workman was a partner in Main Hurdman CPAs which later merged into KPMG.

     Roger B. Farley joined U.S. Can as Senior Vice President, Human Resources in August 1998. Prior to joining U.S. Can, Mr. Farley was Senior Vice President, Human Resources (July 1997 to July 1998) and Vice President, Human Resources (June 1994 to June 1997) of Greenfield. Greenfield is an international tool manufacturer. Before joining Greenfield, Mr. Farley spent 28 years with GE in various operating and human resources positions.

     David R. Ford was appointed Senior Vice President, International of U.S. Can and President, European Operations in November 1997. From 1987 until this appointment, Mr. Ford held a number of senior management positions with CMB Packaging Group, a division of CarnaudMetalbox (a Crown, Cork & Seal company), including Vice President, Eastern Europe; Vice President, European Food Can business; Regional Vice President, Northern Europe; and Managing Director, CMB Food Can UK. Crown, Cork & Seal is a global metal and plastic packaging company.

     Lawrence T. Messina was appointed to serve as Senior Vice President and General Manager, Paint, Plastic and General Line of U.S. Can in 1998. Prior to that, Mr. Messina served as Senior Vice President, U.S. Aerosol, Paint, Plastic and General Line of U.S. Can from August 1997 to his most recent appointment. From February 1996 to August 1997, Mr. Messina served as Senior Vice President, International of U.S. Can. Mr. Messina had previously served as Vice President, Western and Machine Center Operations since

September 1994, and Group Executive overseeing U.S. Can's International operations since December 1995. Mr. Messina also served as Vice President and General Manager, Paint and Oblong from April 1992 to September 1994, and as Director of Operations for U.S. Can's Commerce and Bayside, California plants from 1990 to 1992. Mr. Messina joined U.S. Can in March 1988 as Area Sales Director, U.S. Can West.

     Peter J. Andres has served as U.S. Can's Treasurer since September 1987, Vice President since January 1988, and Assistant Secretary since January 1990. He has served as Vice President, Treasurer and Assistant Secretary of the Company since January 1990. From March to August 1987, Mr. Andres served as Director of Financial Services of U.S. Can. Prior to joining U.S. Can, Mr. Andres held a number of financial and sales positions during his 18-year tenure with American Can Company.

     John R. McGowan has served as Vice President and Controller of U.S. Can since August 1989. Mr. McGowan joined U.S. Can in May 1987 and served as Vice President, Planning for U.S. Can from September 1987 to July 1989. Prior to joining U.S. Can, Mr. McGowan held a number of financial and management positions during his 25-year tenure with CCC. Mr. McGowan was employed in CCC's general packaging operations as Division Manager, Finance from February to May 1987 and as Division Controller from February 1982 to January 1987.

     Larry S. Morrison was appointed to serve as Vice President and General Manager, Custom & Specialty Products of U.S. Can in 1998. Prior to that, Mr. Morrison served as Vice President of Manufacturing of Custom and Specialty from July 1995 to his most recent appointment. From October 1991 to July 1995, Mr. Morrison served as Director of Operations at U.S. Can's Hubbard, Ohio and Baltimore, Maryland plants. Mr. Morrison was with Sherwin-Williams' container division for 10 years prior to U.S. Can's acquisition of the division in 1983.

     Steven K. Sims has served as Vice President, General Counsel and Secretary of the Company and U.S. Can since June 1998. Prior to his election, Mr. Sims served as Assistant General Counsel of U.S. Can from April 1995 to May 1998. From September 1989 to March 1995, Mr. Sims was engaged in private practice at the Chicago-based law firm of Ross & Hardies, representing public and private companies in corporate and securities matters and mergers and acquisitions.

     Calvin W. Aurand, Jr. has served as a Director of the Company since 1995. In April 1995, Mr. Aurand retired as Chairman of the Board of Banta Corporation ("Banta"), Menasha, Wisconsin, a printing company where he was employed for over five years. Mr. Aurand also served as President and Chief Executive Officer of Banta during this period. Prior to joining Banta, Mr. Aurand was President and Chief Operating Officer of American Bank Note Company, New York; President and Chief Executive Officer of Charles P. Young Company, New York; President and Chief Operating Officer of Stecker-Traung-Schmidt Corporation, Detroit; and had held key financial positions in Bemis Company, Minneapolis. Mr. Aurand is a director of Riverside Paper Corp., Schiele Graphics Corp., and Deluxe Corp.

     Benjamin F. Bailar has served as a Director of the Company since 1986. He is the Dean Emeritus of the Jones Graduate School of Administration at Rice University, where he served as Dean from 1987 to 1997. He is also a director of Dana Corporation, Smith International, Inc. and Trico Marine Services Inc.

     Carl Ferenbach has served as a Director of the Company since 1983. Mr. Ferenbach is a Managing Director of Berkshire Partners LLC, a private equity investment firm. From March 1986 until June 1996, he was a general partner of Berkshire Partners, Boston, Massachusetts, a private partnership sponsoring and investing in private company acquisitions and recapitalizations and managing five investment funds. Mr. Ferenbach is Chairman of the Board of Crown Castle International Corporation. He also serves as a director of Wisconsin Central Transportation Corporation; Tranz Rail Holdings Limited, a holding company that owns Trans Rail Limited, which is the principal provider of rail transportation services in New Zealand; English, Welsh and Scottish Railways Ltd., which controls certain freight rail assets in the United Kingdom; and Australian Transport Network, a rail freight operator in Australia.

     Francisco A. Soler has served as a Director of the Company since 1983. Mr. Soler is Chairman of International Bancorp of Miami, Inc., a holding company for The International Bank of Miami, N.A., and has held this position since 1985. Mr. Soler is also President of Harbour Club Milano Spa. and a director of various industrial and commercial companies in the United Kingdom and El Salvador.

INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Board of Directors of the Company held nine meetings in 1998. The Board has a standing Audit Committee, Compensation and Management Development Committee and Nominating and Corporate Governance Committee. During 1998, no director attended fewer than 75% of the aggregate of (1) all meetings of the Board of Directors held while he was serving as a director and (2) all meetings of any committee held while he was a member of such committee.

     Audit Committee. The Audit Committee consists of Dean Bailar (Chairman) and Messrs. Poma and Susman, each of whom is a non-employee director. Among the Committee's functions are making recommendations to the Board of Directors regarding the continued engagement of the Company's independent auditors, reviewing with the independent auditors and the Company's financial management the financial statements and results of the audit engagement, reviewing the adequacy of the Company's system of internal accounting controls and reviewing and approving audit and non-audit fees of the independent auditors. The Audit Committee held six meetings in 1998.

     Compensation and Management Development Committee. The Compensation and Management Development Committee consists of Mr. Ferenbach (Chairman) and Messrs. Bailar, Soler and Susman, each of whom is a non-employee director. The Compensation and Management Development Committee develops and administers the compensation programs for the Company's executive officers and other salaried employees. The Compensation and Management Development Committee also works with the Chief Executive Officer in the assessment of the organization's effectiveness, leadership depth and the development of highly valued executives and other managers throughout the Company. The Compensation and Management Development Committee held seven meetings in 1998.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Susman (Chairman) and Messrs. Aurand, Ferenbach and Poma. All of the members are non-employee directors. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors concerning the size and composition of the Board of Directors, the qualifications of potential new directors and the formation of a slate of directors to stand for election at each Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders. The Nominating and Corporate Governance Committee also advises the Board on the Company's relations with its stockholders and all matters concerning corporate governance to the extent these matters are not the responsibility of other committees. The Nominating and Corporate Governance Committee held two meetings in 1998.

COMPENSATION OF DIRECTORS

     Outside directors of the Company receive annual retainers of $30,000 and meeting fees of $1,500 for each Board of Directors meeting attended, $1,000 for each Board Committee meeting attended, and $500 for each telephonic Board meeting in which a director participates. Each director is reimbursed for reasonable expenses incurred in connection with services provided as a director. In payment of his 1998 retainer, each outside director or his designate received an award of 1,690 shares in April 1998, which will vest in April 1999 if the director is still serving on the Board. In April 1999, each outside director will have the option to take his retainer in cash or shares of restricted stock equivalent in amount to $30,000. Vesting of director restricted stock would be accelerated in the event of certain change-in-control transactions, including but not limited to the acquisition of 15% or more of the Company's outstanding shares of Common Stock by a previously unaffiliated person, or a merger in which the Company is not the surviving entity.

     In late 1997 and early 1998, Mr. Aurand worked as a consultant for the Company, providing management assistance during the transition to a new President and Chief Executive Officer and assisting in the analysis and implementation of certain recommendations of an outside management consulting firm. The Company paid Mr. Aurand $106,000 for these services during 1998.

                             EXECUTIVE COMPENSATION

     The following tables set forth information relating to (a) compensation paid or accrued by the Company and its subsidiaries to the Chief Executive Officer ("CEO"), each of the four most highly compensated executive officers of the Company (other than the CEO) serving at December 31, 1998, and the Company's former CEO (each, a "named executive officer"), for services rendered to the Company and its subsidiaries in all capacities during fiscal years 1998, 1997 and 1996, (b) stock option grants made to named executive officers in 1998 and
(c) options held by named executive officers at December 31, 1998.

SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                                 ---------------------------------
                                                                                         AWARDS            PAYOUTS
                                                                                 -----------------------   -------
                                                  ANNUAL COMPENSATION            RESTRICTED   SECURITIES
                                         -------------------------------------     STOCK      UNDERLYING
                                                                  OTHER ANNUAL     AWARDS      OPTIONS/     LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY       BONUS      COMPENSATION      (A)        SARS (#)    PAYOUTS   COMPENSATION
---------------------------      ----    --------     --------    ------------   ----------   ----------   -------   ------------
Paul W. Jones(b)...............  1998    $384,900     $618,800(c)   $  5,500          none     450,000      none       $ 68,100(d)
 President and Chief Executive
 Officer
David R. Ford(b)(e)............  1998    $365,100     $143,100(c)       none          none      28,000      none       $116,600(f)
 Senior Vice President,          1997    $ 37,445         none          none      $255,000        none      none           none
 International and President,
 European Operations
Frank J. Galvin................  1998    $331,500     $118,300(c)   $ 10,400          none      14,000      none       $ 67,400(d)
 Executive Vice President and    1997    $315,000         none      $  9,800          none        none      none       $ 52,300
 General Manager, Aerosol        1996    $310,800     $ 80,300(g)   $ 10,400          none        none      none       $ 38,700
 Products and Assistant
 Secretary
John L. Workman(b).............  1998    $119,600     $165,000(c)   $  2,900          none     117,750      none       $  2,200(d)
 Executive Vice President and
 Chief Financial Officer
Lawrence T. Messina............  1998    $200,300     $ 67,000(c)   $  6,700          none      14,000      none       $ 23,000(d)
 Senior Vice President and       1997    $176,500         none      $  7,600      $ 73,750        none      none       $ 16,500
 General Manager, Paint,         1996    $156,200     $ 40,000(g)   $  3,600      $ 81,250        none      none       $ 14,500
 Plastic & General Line
William J. Smith(b)............  1998    $498,500         none      $328,900(h)       none        none      none       $376,100(i)
 Former President and            1997    $800,000         none      $405,500(h)       none        none      none       $350,000
 Chief Executive Officer         1996    $800,000         none      $316,000(h)       none        none      none       $350,000

-------------------------
(a) On December 31, 1998, Messrs. Galvin and Messina held 30,000 and 15,000 shares, respectively, of restricted Common Stock having a market value, based on the closing price of the Common Stock on the last trading date in 1998, of $534,375 and $267,188, respectively. Messrs. Ford and Messina would be entitled to receive dividends, if any, on the shares of Common Stock underlying the restricted stock awards shown in this column.

(b) Messrs. Jones and Workman joined the Company in April and August 1998, respectively. Mr. Ford joined the Company in November 1997. Mr. Smith retired as President and CEO of the Company in March 1998.

(c) The respective amounts for Messrs. Jones and Workman consist of a signing or make-whole bonus (based on foregone bonus from their previous employers) and a guaranteed partial-year 1998 incentive payout. For 1998, the amounts shown for all of these officers also include the dollar value of the additional deferred stock units provided by the Company to the named executive officers in connection with their deferral of a portion of their 1998 bonus into deferred stock units under the Company's Executive Deferred Compensation Plan. Under this Plan, eligible executives may defer up to 25% of their annual incentive compensation into deferred Company stock units, to be settled in cash or stock upon separation from service. The Company contributes one additional deferred stock unit for each five deferred stock units elected by the executive.

(d) The amount shown for Mr. Jones consists of the cost of life insurance in excess of the Company's standard benefit ($5,800), reimbursement of legal expenses incurred by Mr. Jones in connection with his employment by the Company ($11,100) and contributions or payments for the benefit of Mr. Jones to the Salaried Employees Savings and Retirement Accumulation Plan ("SRAP") and pursuant to two nonqualified retirement plans ($51,200). The amounts shown for Messrs. Galvin, Workman and Messina are contributions or payments for the benefit of each executive to the SRAP and pursuant to the nonqualified retirement plans.

(e) Mr. Ford is compensated in British Pounds. All amounts shown for Mr. Ford have been converted to U.S. Dollars at the exchange rate in effect as of December 31, 1998.

(f) The amount shown consists of contributions to an executive retirement plan and an overseas employee benefit trust, of which Mr. Ford is the beneficiary, designed to provide the contractual retirement benefits ($116,100) and the cost of life insurance ($500).

(g) The 1996 bonuses for Messrs. Galvin and Messina include 2,000 and 1,500 shares of restricted stock, respectively, awarded in February 1997, valued at $15 1/8 per share, the closing price of the Common Stock on the award date.

(h) These amounts include $163,700 for reimbursement of medical expenses incurred by one of Mr. Smith's adult children and $107,900 reimbursed for the payment of taxes in respect of perquisites and personal benefits for 1998; $250,300 for reimbursement of medical expenses incurred by one of Mr. Smith's adult children and $62,300 reimbursed for the payment of taxes in respect of perquisites and personal benefits for 1997; and $185,900 for reimbursement of medical expenses incurred by one of Mr. Smith's adult children and $51,000 reimbursed for the payment of taxes in respect of perquisites and personal benefits for 1996. Amounts paid for reimbursement of medical expenses incurred by one of Mr. Smith's adult children for 1997 and 1996 were originally classified as having been made under the Company's medical plans. The Company subsequently determined such amounts were not covered under its medical plans and has, therefore, reclassified such amounts as other annual compensation.

(i) The amount shown represents the premium paid by U.S. Can pursuant to the Nonqualified Supplemental Benefit Plan for William J. Smith (the "Supplemental Benefit Plan"), plus the amount of post-retirement benefits paid to Mr. Smith under the Supplemental Benefit Plan in 1998. Under the Supplemental Benefit Plan, Mr. Smith is entitled to an annual supplemental retirement benefit of $338,000. The retirement benefits will be payable, upon Mr. Smith's death, to Mr. Smith's spouse during her lifetime. U.S. Can may use an insurance policy on Mr. Smith's life, in the face amount of $4 million, as a source for paying the supplemental retirement obligation to Mr. Smith and his surviving spouse, and Mr. Smith was required to transfer ownership of the policy to U.S. Can at the time of his retirement.

OPTION/SAR GRANTS IN 1998

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------
                        NUMBER OF                                                POTENTIAL REALIZABLE VALUE AT
                        SECURITIES        % OF TOTAL                                ASSUMED ANNUAL RATES OF
                        UNDERLYING       OPTIONS/SARS   EXERCISE                 STOCK PRICE APPRECIATION FOR
                       OPTIONS/SARS       GRANTED TO     OR BASE                          OPTION TERM
                         GRANTED         EMPLOYEES IN     PRICE     EXPIRATION   -----------------------------
NAME                       (#)           FISCAL YEAR    ($/SH)(1)      DATE         5% ($)          10% ($)
----                   ------------      ------------   ---------   ----------   -------------   -------------
Paul W. Jones........    300,000(2)(3)      34.77%       $18.25        4/1/08     $3,444,000      $8,727,000
                          20,667(4)          2.40%       $17.00        8/1/08     $  220,930      $  559,869
                          31,667(4)          3.67%       $17.13        8/1/08     $  341,054      $  864,509
                          23,333(4)          2.70%       $17.19        8/1/08     $  252,230      $  639,324
                          22,666(4)          2.63%       $17.25        8/1/08     $  245,926      $  623,088
                           1,667(4)          0.19%       $17.56        8/1/08     $   18,404      $   46,659
                          50,000(2)          5.79%       $16.13      10/29/08     $  507,000      $1,285,500

David R. Ford........     28,000(2)          3.25%       $16.13      10/29/08     $  283,920      $  719,880

Frank J. Galvin......     14,000(2)          1.62%       $16.13      10/29/08     $  141,960      $  359,940

John L. Workman......     75,000(2)(3)       8.69%       $16.00       8/10/08     $  754,500      $1,912,500
                           1,650(4)          0.19%       $16.50       8/10/08     $   17,127      $   43,395
                          17,100(4)          1.98%       $16.88       8/10/08     $  181,602      $  459,990
                          24,000(2)          2.78%       $16.13      10/29/08     $  243,360      $  617,040
Lawrence T.
  Messina............     14,000(2)          1.62%       $16.13      10/29/08     $  141,960      $  359,940

-------------------------
(1) Payment of the exercise price for all of the options listed may be made in cash or stock, or through a cashless, broker-assisted exercise.

(2) These option grants vest over a three-year employment period, one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date, unless vesting is accelerated by reason of termination without cause or certain defined change-in-control events.

(3) These options were granted as incentive stock options to the maximum extent permitted by the Internal Revenue Code. At the time Mr. Jones exercises the portion of his options which are not incentive stock options (283,563), the Company has agreed to make an additional payment to him in an amount sufficient, on a net, after-tax basis, to compensate him for the difference between the actual tax treatment to him of the exercise of these options and the tax treatment that would have occurred had he received incentive stock options.

(4) These options, which were granted to match the named executive's personal purchases of Common Stock on a three and one-half-to-one ratio, in the case of Mr. Jones, and a three-to-one ratio, in the case of Mr. Workman, were fully vested upon grant.

AGGREGATED OPTION/SAR EXERCISES IN 1998 AND 1998 FY-END OPTION/SAR VALUES

     No shares were acquired, nor value realized, as a result of option exercises by the named executive officers during 1998.

                                                   NUMBER OF SECURITIES
                                                        UNDERLYING                  VALUE OF
                                                       UNEXERCISED                UNEXERCISED
                                                       OPTIONS/SARS               IN-THE-MONEY
                                                       AT FY-END(#)       OPTIONS/SARS AT FY-END($)(A)
                                                   --------------------   ----------------------------
                                                       EXERCISABLE/               EXERCISABLE/
NAME                                                  UNEXERCISABLE              UNEXERCISABLE
----                                               --------------------   ----------------------------
Paul W. Jones...................................     100,000/350,000            $72,562/$87,500
David R. Ford...................................       none/28,000                -0-/$49,000
Frank J. Galvin.................................      80,000/14,000             $570,000/$24,500
John L. Workman.................................      18,750/99,000             $19,369/$182,625
Lawrence T. Messina.............................      20,000/14,000             $117,500/24,500
William J. Smith................................       75,000/none                $440,625/-0-

-------------------------
(a) This amount is the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the New York Stock Exchange on December 31, 1998 (the last trading session in 1998) and the exercise price for that option. See Note (3) to the prior table regarding tax gross-up provisions relating to some of Mr. Jones' options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

Paul W. Jones

     The Company entered into a three-year employment agreement with Mr. Jones, beginning in April 1998. Under the terms of Mr. Jones' employment agreement, Mr. Jones will be paid an annual base salary of at least $500,000 per annum. His base salary and other compensation will be reviewed annually by the Compensation and Management Development Committee of the Board of Directors. The Company has also agreed to provide Mr. Jones with group term life insurance in the amount of $2,000,000, an automobile allowance and employee benefits comparable to those provided to other senior executives of the Company.

     In the event of Mr. Jones' death or permanent disability or a change of control of the Company, or if the Board of Directors terminates his employment as Chief Executive Officer of the Company for any reason other than cause, the initial 300,000 options granted to him will vest automatically. In the event of the termination of Mr. Jones' employment with the Company due to his death or permanent disability, the Company has agreed to pay him or his estate an amount equal to one year's base salary. In the event Mr. Jones' employment is terminated by the Company without cause, he shall receive his base salary and benefits for the remainder of the term of his employment agreement or 18 months, whichever is longer, and he will receive a bonus prorated to reflect any partial year of employment if, at the end of that year, it is determined that the minimum bonus target has been met or exceeded. If Mr. Jones' employment agreement is terminated for cause, he will receive no further compensation. In the event that there is a change of control of the Company and within two years of that change of control Mr. Jones resigns because he suffers a material diminution in salary, benefits or responsibilities or is required to relocate more than 50 miles from Oak Brook, Illinois ("Resignation for Cause"), he will be entitled to the same compensation as if his employment were terminated without cause. If the total value of his compensation treated as contingent on any change of control exceeds the threshold specified under Section 280G(b) of the Code beyond which a portion of such benefits are considered an excess parachute payment, he will be reimbursed in an amount such that the total value of such compensation, net of all applicable taxes, would be the same as if no excise tax under 4999(a) of the Code were payable in respect to such excess parachute payment.

David R. Ford

     U.S. Can, through its wholly owned subsidiary, USC Holding UK Limited (as employer), has entered into a service agreement with Mr. Ford. The service agreement will continue in effect until terminated by the employer or Mr. Ford, but not beyond Mr. Ford's attainment of the employer's retirement age (currently
65). The employer has agreed to pay Mr. Ford a base salary of L220,000 per year during the term of his agreement and to provide him retirement benefits no less beneficial than those provided by his previous employer. He also receives an employer-provided automobile. The employer has agreed to provide a target bonus for Mr. Ford of 50% of base salary with the actual amount determined based upon the attainment of pre-established performance goals. Mr. Ford's employment under the agreement may be terminated by him, with 12 months advance notice to the employer, and by the employer, with 24 months notice to Mr. Ford (except the employer may terminate Mr. Ford's employment for cause without prior notice). After termination notice is given and prior to expiration of the notice period, the employer is required to continue to pay Mr. Ford's salary and provide other contractual benefits, and Mr. Ford continues to be bound by the agreement. If Mr. Ford's employment is terminated by reason of redundancy, the employer is required to make an additional payment to Mr. Ford equal to two times Mr. Ford's entitlement to statutory redundancy pay (to include the statutory entitlement). The service agreement requires Mr. Ford to refrain from disclosing confidential information acquired in connection with his employment with the employer, and also requires Mr. Ford to refrain from working for any other firm during the term of the agreement.

Frank J. Galvin

     U.S. Can has entered into an employment agreement with Mr. Galvin. The employment agreement will continue in effect until terminated by U.S. Can or Mr. Galvin. U.S. Can has agreed to pay Mr. Galvin at his current base salary of $320,000 per year during the term of his agreement and to provide the same benefits provided to other officers of U.S. Can. Mr. Galvin may voluntarily terminate his employment at any time, upon 30 days' written notice to U.S. Can. U.S. Can may also terminate the employment agreement upon 30 days' written notice, but if U.S. Can terminates Mr. Galvin's employment without cause, U.S. Can must pay a severance allowance to Mr. Galvin equal to 24 months of his base salary and insurance benefits. These provisions would also apply if Mr. Galvin's employment would be terminated following a change of control. Mr. Galvin or his designated beneficiary will also be entitled to receive up to two years of base salary upon permanent disability or death. In addition, the agreement requires Mr. Galvin to refrain from disclosing confidential information acquired in connection with his employment at U.S. Can and to abstain from competing with U.S. Can during the term of employment and for a period of two years thereafter upon termination.

John L. Workman

     In connection with its hiring of Mr. Workman, U.S. Can agreed to pay Mr. Workman at a base salary of $300,000 per year, to be reviewed annually, and to provide him an automobile allowance and other benefits customary for U.S. Can executive officers. U.S. Can also agreed to provide Mr. Workman a bonus opportunity under its revised management incentive plan, with a target of 50% of base salary. U.S. Can also agreed to provide Mr. Workman 18 months' salary continuation in the event of termination without cause or a change in control and termination or constructive termination of Mr. Workman's employment.

Lawrence T. Messina

     U.S. Can has entered into an employment agreement with Mr. Messina which continues until terminated in accordance with the agreement. U.S. Can has agreed to pay Mr. Messina at a current base salary of $195,000 per year during the term of his agreement. He also receives an automobile allowance and benefits comparable to those provided to other officers of U.S. Can. Mr. Messina's employment under the agreement may be terminated by him with 30 days' notice, or by U.S. Can immediately for cause, or with 30 days' notice for reasons other than cause. If Mr. Messina voluntarily resigns or is terminated for cause, he will receive no further compensation. If U.S. Can terminates Mr. Messina's employment without cause, it is required to provide his salary and insurance benefits for 18 months thereafter. In addition, the agreement requires

Mr. Messina to refrain from disclosing confidential information acquired in connection with his employment at U.S. Can and to abstain from competing with U.S. Can during the employment term and for a period of 18 months thereafter.

Other Change-in-Control Arrangements

     AGREEMENTS

     The Company and U.S. Can have entered into change-in-control agreements with Messrs. Galvin, Messina and Ford which provide certain benefits to any of them who is terminated or constructively terminated within two years following a change in control. A change in control is defined as the acquisition by any person or group of 15% or more of the Common Stock, a merger or consolidation in which the Company does not survive as an independent company, a sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company. Under these agreements, any one or more of them is deemed to have been constructively terminated if he is assigned any duties inconsistent in any material respect with his duties before a change in control, or the Company takes any other action which results in a diminution in any material respect of his position, authority, duties or responsibilities that were in effect before a change in control. The change-in-control agreement with Mr. Galvin provides that, if Mr. Galvin is terminated or constructively terminated within two years following a change in control, the vesting of all his restricted stock awards will be accelerated to the effective date of such termination and Mr. Galvin will have a right to receive a pro-rated bonus for the year in which terminated or constructively terminated based upon the actual number of days worked. The change-in-control agreements with Messrs. Ford and Messina provide that, if the executive is terminated or constructively terminated within two years following a change in control, the vesting of all his restricted stock awards will be accelerated to the effective date of such termination; he will receive severance pay equal to two times, in the case of Mr. Ford, and one time, in the case of Mr. Messina, the greater of his base salary then in effect or his base salary in effect before the change in control; he will receive a pro-rated bonus for the year in which terminated or constructively terminated based upon the actual number of days he worked; and he will continue to receive the same health and welfare benefits he received at any time within 120 days of the change in control for two years, in the case of Mr. Ford, and one year, in the case of Mr. Messina, following the date of such termination.

     1998 OPTION GRANTS

     The unvested portion of the options granted to the named executive officers in 1998 would vest upon (i) a change of control of the Company or upon termination or constructive termination of the named executive officer within two years following a change of control, and (ii) upon termination of the named executive officer's employment for reasons other than cause.

     EXECUTIVE DEFERRED COMPENSATION PLAN

     The Company adopted an Executive Deferred Compensation Plan in 1998. Under this Plan, eligible executives may defer up to 25% of their annual incentive compensation into deferred Company stock units, to be settled in cash or stock upon separation from service. The Company contributes one additional deferred stock unit for each five deferred stock units elected by the executive. These additional units vest after five years service or, if earlier, upon a change of control of the Company or the end of the executive's employment for reasons other than termination for cause.

William J. Smith

     In connection with his resignation as a Director of the Company in July 1998, Mr. Smith, the Company's former President and Chief Executive Officer, agreed to terminate his rights under the Stockholders Agreement and relinquished his rights to receive restricted stock under a contingent stock award made to him in July 1997, other than a right to receive 33,333 shares of restricted stock, which was subsequently forfeited when the conditions to issuance were not satisfied. The Company agreed (i) to pay certain medical expenses for Mr. Smith in accordance with the Company's health plan, (ii) to lease the Company's condominium apartment to Mr. Smith for three months at a rate of $3,000 per month, which the Company believes is the fair market rental rate for the apartment, and (iii) not to object to Mr. Smith providing consulting advice to an Asian can company. The Company and Mr. Smith also agreed not to assert certain claims against each other.

        REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is composed entirely of directors who have never served as officers of the Company. Among other things, the Committee develops and administers the compensation programs for the Company's executive officers and other managers. Generally, the Committee approves the salary and bonus of executives, other than the CEO, and recommends to the Board the salary and bonus of the CEO and option grants to executives.

     Compensation Philosophy. The goals of the Company's compensation programs are to relate total compensation for key management to the achievement of short- and long-term corporate goals and objectives; to align executive officers' financial interests with those of shareholders to a significant degree; and to attract and retain key managers and to provide fair compensation for the responsibilities undertaken. These goals are met through a combination of salary, annual incentive compensation, stock options and other benefits. In evaluating the Company's compensation and benefit programs, the Committee has from time to time employed the services of an outside compensation consultant.

     1998 Programs. During 1998 the Committee focused on two measures of the Company's performance -- operating income and Shareholder Value Added
("SVA") -- in determining incentive payouts to senior management, other than executives hired in 1998 (who received contractual bonus payments as an inducement to join the Company). SVA is a decision-making and compensation model that measures changes in the relationship between net operating profit after-tax and capital employed in the business. Bonuses for executive officers are a function of the Company's performance relative to targeted operating income and improvement in SVA. In addition, all executive officers are eligible for stock option grants under the Company's equity incentive plans.

     During 1998, the Committee approved salary adjustments for certain of the executive officers, established targets and funding levels for the 1999 Management Incentive Plan and approved 1998 bonus awards to executive officers and other senior managers. In the fourth quarter of each year preceding a new plan year, the Committee establishes certain targets for operating income and improvement in SVA. Bonus awards are dependent upon the degree to which targets are achieved and performance appraisals. Bonuses were awarded to all executive officers for 1998 based upon contractual commitments, in the case of executives hired in 1998, and based upon the achievement of substantially all of the targeted objectives, in the case of other executive officers.

     During 1998, the Board of Directors engaged a compensation consulting firm to assist in a comprehensive review of the Company's executive compensation programs and to make recommendations for changes designed to modernize and improve these programs. As a result of this project, the Committee decided in 1998 to discontinue the use of periodic, service-based restricted stock awards to officers.

     The Committee also approved and the Company implemented an Executive Deferred Compensation Plan. Under this Plan, eligible executives may defer up to 25% of their annual incentive compensation into deferred Company stock units, to be settled in cash or stock upon separation from service. The Company contributes one additional deferred stock unit for each five deferred stock units elected by the executive. These additional units vest after five years service or, if earlier, upon a change of control of the Company or the end of the executive's employment for reasons other than cause. In 1998, all eligible executives participated in this Plan, most to the maximum extent possible.

     In October 1998, the Committee approved the grant of stock options to the Company's key managers, including the Chief Executive Officer and other named executive officers. These options were granted under the Company's existing option plans and vest over three years, in equal annual installments. Vesting may be accelerated upon a change of control of the Company and termination or constructive termination of the executive's employment, or termination of the executive's employment for reasons other than cause. A substantial number of options were also granted to executives hired in 1998 to induce them to join the Company. These grants consisted primarily of options which vest in equal annual installments over three years, with a smaller portion being matching grants (which are immediately exercisable) based upon the hired executives' personal purchases of Common Stock. In determining the size of option grants, the Company's directors consider the dilutive effect on shareholders, the alignment of executives' interests with those of shareholders and the value of the options as part of the recipient's total compensation.

     As a result of the compensation review undertaken in 1998, the Committee also recommended to the Board of Directors that the 1999 Equity Incentive Plan be submitted to shareholders for approval as part of this proxy statement. If approved, this plan would include a reserve of 1.25 million shares of authorized but unissued shares or treasury shares. The primary purpose of the plan is to allow the grant of stock options to management of the Company, including executives, which would vest upon the achievement of certain Common Stock price hurdles. Under this vesting schedule, 30% of the options granted would vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 110% of the market price on the grant date, an additional 30% of the options would vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 125% of the market price on the grant date and the remaining 40% would vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 150% of the market price on the grant date. Any unvested portion of the options would also vest after seven years' service. It is the Committee's intention to grant these stock price-based options in roughly equal amounts over a five-year period. The amount of options awarded to each participant would be based on a multiple of then current salary or the Black-Scholes model.

     Chief Executive Officer Compensation. Utilizing the services of an outside compensation consultant, the Board approved and the Company entered into a three-year contract with Mr. Jones, effective April 1, 1998. Mr. Jones' base annual compensation was determined based upon the responsibilities of his position, restructuring and performance-related work to be accomplished and the salary provided to chief executives of comparable companies (although no percentile range of comparable pay was targeted). Mr. Jones' 1998 incentive bonus was guaranteed to be 100% of his prorated 1998 salary and was paid in this amount. The Company has established a bonus plan for Mr. Jones in 1999 that will pay a bonus equal to 100% of his base pay upon the achievement of the annual operating income and SVA targets set by the Compensation and Management Development Committee, with greater amounts for exceeding those targets and appropriate reductions for results comprising a substantial amount of, but lower than, target. In connection with his hiring, Mr. Jones received options to purchase 300,000 shares of Common Stock, subject to vesting ratably in annual installments of 100,000 in each year during the term of his contract, and matching options to purchase 100,000 shares, based upon his purchase of 30,000 shares, which are currently exercisable. For a more detailed description of Mr. Jones' employment agreement, see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Paul W. Jones" included elsewhere in this statement.

     Tax Considerations. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. Some types of compensation and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily and in all circumstances limit executive compensation to the amount deductible under Section 162(m) of the Internal Revenue Code. In connection with Mr. Jones' employment agreement, the Company has agreed to gross-up certain payments following a change of control which could be treated as excess parachute payments under the Code, so that Mr. Jones' after-tax payment is equivalent to the amount otherwise payable if no excess parachute payment-related excise tax applied. The Company's ability to deduct all or a portion of any payments to Mr. Jones which are treated as excess parachute payments under the Code would be adversely affected under these circumstances.

                               Compensation and Management Development Committee

                               Carl Ferenbach, Chairman
                               Benjamin F. Bailar
                               Francisco A. Soler
                               Louis B. Susman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Susman is a member of the Compensation and Management Development Committee of the Board and an executive of Salomon Smith Barney. Salomon Smith Barney, which, together with other Citigroup Inc. affiliates, owns beneficially approximately 11.2% of the Common Stock, is the Company's primary investment bank and financial advisory firm. In 1998, the Company paid Salomon Smith Barney a fee of $700,000 upon completion of the sale of the Company's commercial metal services business.

                               PERFORMANCE GRAPH

     The following graph shows the changes in the value of $100 invested since December 31, 1993, in (i) the Common Stock, (ii) the Center for Research in Security Prices ("CRSP") at the University of Chicago Graduate School of Business' Total Return Index for the NYSE Stock Market (U.S. Companies), (iii) the Company's old self-determined peer group and (iv) the Company's new self-determined peer group, assuming that all dividends were reinvested. PERFORMANCE GRAPH

                                                                    NYSE U.S.
                                        U.S. CAN CORPORATION       COMPANIES(1)        NEW PEER GROUP(2)      OLD PEER GROUP(2)
                                        --------------------       ------------        -----------------      -----------------
'12/31/93'                                    100.000                100.000                100.000                100.000
'12/30/94'                                    122.581                 99.967                 93.914                 93.455
'12/29/95'                                     87.097                135.503                 99.526                 99.069
'12/31/96'                                    108.871                164.328                126.246                126.020
'12/31/97'                                    108.871                218.303                130.999                126.227
'12/31/98'                                    115.323                261.948                 98.953                 92.371

(1) The Total Return Index for the NYSE Stock Market (U.S. Companies) is an index compiled by CRSP.

(2) The peer group is comprised of Crown Cork & Seal Company, Inc., Ball Corporation, Silgan Holdings Inc., CLARCOR Inc. and BWAY Corp. This year's peer group is different than last year's in that Continental Can Co., Inc. (which was acquired by Suiza Foods Corporation in May 1998) has been deleted and Silgan Holdings (a metal and plastic container manufacturer) and CLARCOR (a diversified manufacturer with metal packaging operations) have been added. Management has made these changes because it believes this year's peer group is a better composite representation of the Company's peers in the metal container industry.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 15, 1999 (unless otherwise indicated), the number and percentage of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director or director nominee of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group, with sole voting and investment power (unless otherwise indicated).

                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                             NUMBER        PERCENT
------------------------------------                            ---------      -------
President and Fellows of Harvard College,...................    1,555,800(1)    11.74%
John Stevens Trust, Nancy Stevens Trust, and
Harvard College Trust
c/o Harvard Management Company, Inc.
600 Atlantic Avenue
Boston, MA 02210
     and
The Harvard University Master Trust Fund
1350 Massachusetts Avenue
Holyoke Center, Room 340
Cambridge, MA 02138
Citigroup Inc., Salomon Smith Barney........................    1,478,874(2)    11.16%
Holdings Inc., Salomon Brothers Holding
Company Inc and Salomon Smith Barney Inc.
153 East 53rd Street
New York, New York 10043
Ricardo Poma................................................      920,133(3)     6.94%
Lomas de San Francisco
San Salvador, El Salvador
The Prudential Insurance Company of America.................      744,900(4)     5.62%
751 Broad Street
Newark, New Jersey 07102-3777
Woodland Partners LLC.......................................      703,000(5)     5.30%
60 South Sixth Street, Suite 3750
Minneapolis, Minnesota 55402
Mellon Bank Corporation.....................................      673,806(6)     5.08%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258
William J. Smith............................................      479,000(7)     3.59%
Francisco A. Soler..........................................      449,233(8)     3.39%
Carl Ferenbach..............................................       85,125           *
Benjamin F. Bailar..........................................       37,133(9)        *
Calvin W. Aurand, Jr........................................        3,633           *
Charles W. Gaillard.........................................        1,000           *
Louis B. Susman.............................................        3,000           *
Paul W. Jones...............................................      133,000(10)    1.00%
Frank J. Galvin.............................................      154,163(11)    1.16%
David R. Ford...............................................       15,000(12)       *
Lawrence T. Messina.........................................       42,206(13)       *
John L. Workman.............................................       28,250(14)       *
All directors and executive officers as a group.............    2,004,475(15)   14.77%

-------------------------

* The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

(1) President and Fellows of Harvard College owns beneficially 1,506,000 of these shares, The Harvard University Master Trust Fund owns beneficially 47,400 of these shares, the John Stevens Trust owns beneficially 300 of these shares, the Nancy Stevens Trust owns beneficially 700 of these shares and the Harvard College Trust owns beneficially 1,400 of these shares, according to a group filing reporting ownership believed to be as of December 31, 1998.

(2) Citigroup Inc. and certain of its subsidiaries have jointly reported shared voting and dispositive power for these shares. Citigroup Inc. and Salomon Smith Barney Holdings Inc. disclaim beneficial ownership of these shares.

(3) Salcorp Ltd. ("Salcorp") is the record holder of 340,000 of these shares and Katsura, S.A. ("Katsura") is the record holder of 60,000 of these shares. Mr. Poma is the sole stockholder of both Salcorp and Katsura, and is therefore deemed the beneficial owner of these shares. 2,133 of these shares are owned by Scarsdale Company N.V., Inc. ("Scarsdale"), a company associated or affiliated with Mr. Poma. The remaining 518,000 shares are owned by Barcel Corporation ("Barcel"). Mr. Poma is the Trustee for United Capital Trust, a family trust which owns all of the stock of Barcel.

(4) The Prudential Insurance Company of America ("Prudential") has sole voting and dispositive power over 452,400 of these shares and shared voting and dispositive power over 292,500 of these shares as of December 31, 1998. These shares are held for the benefit of Prudential's clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(5) Woodland Partners LLC manages accounts for the benefit of its clients and reports sole voting power with respect to 606,800 shares, shared voting power with respect to 96,200 shares and sole dispositive power with respect to all shares.

(6) The shares reported are beneficially owned by the direct or indirect subsidiaries of Mellon Bank Corporation, which report shared voting and dispositive power with respect to 109,000 shares, sole voting power with respect to 564,806 shares and sole dispositive power with respect to 538,606 shares.

(7) Includes 75,000 shares subject to currently exercisable options. The number of shares owned beneficially is based upon information Mr. Smith supplied to the Company in a written questionnaire submitted by the Company to Mr. Smith during the preparation of this statement.

(8) Windsor International Corporation, Atlas World Carriers S.A., The World Financial Corporation S.A. and Scarsdale, corporations affiliated or associated with Mr. Soler or certain of Mr. Soler's relatives, hold 206,100, 123,000, 118,000 and 2,133 of these shares of Common Stock, respectively.

(9) Dean Bailar has sole investment power with respect to a trust in which 35,000 of these shares are held. The other 2,133 shares are held by Franklin Financial Corporation, a corporation affiliated or associated with Dean Bailar.

(10) Includes 1,000 shares owned beneficially by Mr. Jones' spouse (of which Mr. Jones disclaims beneficial ownership) and 100,000 shares subject to currently exercisable options. Mr. Jones also owns 7,059 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

(11) Includes 80,000 shares subject to currently exercisable options. Mr. Galvin also owns 2,121 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

(12) Consists entirely of unissued shares underlying a vested stock award.

(13) Includes 20,000 shares subject to currently exercisable options and 5,000 unissued shares underlying a restricted stock award. Mr. Messina also owns 1,201 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

(14) Includes 18,750 shares subject to currently exercisable options. Mr. Workman also owns 1,882 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

(15) Includes 313,250 shares subject to currently exercisable options and awarded but unissued restricted stock. The executive officers also own 19,250 units of deferred Common Stock under the Company's Executive Deferred Compensation Plan.

                                   PROPOSAL 2

                     APPROVAL OF 1999 EQUITY INCENTIVE PLAN

     A proposal will be presented at the Annual Stockholders Meeting to approve the U.S. Can Corporation 1999 Equity Incentive Plan (the "1999 Plan") which was adopted by the Board of Directors subject to stockholder approval. A summary of the material provisions of the 1999 Plan is set forth below and is qualified in its entirety by reference to the 1999 Plan as set forth in Exhibit A hereto. If the 1999 Plan is not so approved, it will be cancelled.

PURPOSE

     The 1999 Plan has been established by U.S. Can to (i) attract and retain persons eligible to participate in the 1999 Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of U.S. Can's other stockholders through compensation that is based on Common Stock; and thereby promote the long-term financial interest of U.S. Can and its subsidiaries, including the growth in value of U.S. Can's equity and enhancement of long-term stockholder return.

     U.S. Can has proposed the 1999 Plan at this time because it believes strongly in the merits of linking executives' overall compensation opportunities to the enhancement of long-term stockholder return. U.S. Can uses equity based compensation, such as options and other Common Stock related awards, as key elements of its executives' compensation packages. Because U.S. Can believes it is important for its employees to have an equity interest in U.S. Can, the Board of Directors has approved the 1999 Plan, and is recommending it to stockholders for approval. U.S. Can has previously established a set of compensation objectives aimed at increasing officer Common Stock ownership. Adoption of the 1999 Plan will help achieve this goal and is necessary in order for U.S. Can to continue making equity awards to its employees at competitive levels.

     To achieve the foregoing objectives, the 1999 Plan provides for the issuance of no more than 1,250,000 shares of Common Stock through the grant of "Awards" of non-qualified and incentive stock options, stock appreciation rights ("SARs"), stock units, performance shares, restricted performance stock, restricted performance stock units, and performance stock unit awards. There are also limits on the number of shares underlying options or other awards to any one individual during any one-calendar-year period. See "Limits on Awards" which appears later in this section.

     The Board of Directors intends that these shares will be used over a period of approximately five years and Awards will be comprised primarily of non-qualified stock options which vest upon achievement of certain Common Stock price hurdles, as follows: (i) 30% of the options granted would vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 110% of the market price on the grant date; (ii) an additional 30% of the options would vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 125% of the market price on the grant date; and (iii) the remaining 40% would vest following any ten-consecutive day period in which each closing price of the Common Stock equals or exceeds 150% of the market price on the grant date. The options would also vest after seven years of service. The Board of Directors believes this type of option is linked more closely to stockholder interests than traditional time-based options. The Board of Directors also believes it must offer such options to attract and retain quality management personnel.

EXISTING OPTION PLANS

     The Company has adopted various other option or equity incentive plans since 1984. As of December 31, 1998, there were 1,601,302 options outstanding under such plans, 820,280 of which were then exercisable. If the 1999 Plan is approved, no further awards will be made under these existing plans.

ELIGIBILITY

     Under the 1999 Plan, the Committee (defined below) may grant one or more Awards to any employee or director of U.S. Can or its subsidiaries, and an Award may be granted to an employee or director, in connection with hiring, retention or otherwise, prior to the date the employee or director first performs services for the Company or its subsidiaries. As of February 28, 1999, U.S. Can and its subsidiaries had approximately 4,000 employees. The specific employees who initially will be granted Awards under the 1999 Plan and the type and amount of any such Awards will be determined by the Committee.

OPTIONS

     The Committee may grant options to purchase the Common Stock which may be either incentive stock options or non-qualified stock options. The purchase price of a share of Common Stock under each option shall not be less that the fair market value of a share of Common Stock on the date the option is granted. The option shall be exercisable in accordance with the terms established by the Committee. The full purchase price of each share of Common Stock purchased upon the exercise of any option shall be paid at the time of exercise or through a cashless, broker-assisted exercise. Except as otherwise determined by the Committee, the purchase price shall be payable in cash or in Common Stock (valued at fair market value as of the day of exercise), or in any combination thereof. The Committee may impose such conditions, restrictions, and contingencies on Common Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable.

STOCK APPRECIATION RIGHTS

     The Committee may grant a stock appreciation right ("SAR") in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the Participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which shall not be less than 100% of the fair market value of the Common Stock at the time the SAR is granted. Such excess amount shall be payable in Common Stock, in cash, or in a combination thereof, as determined by the Committee. The Committee may impose such conditions, restrictions, and contingencies on Common Stock acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.

OTHER STOCK AWARDS

     The Committee may grant stock units (a right to receive Common Stock in the future), performance shares (a right to receive Common Stock or stock units contingent upon achievement of performance or other objectives), restricted performance stock and restricted performance stock units (a grant of Common Stock and a grant of the right to receive Common Stock in the future, respectively, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant or the achievement of performance or other objectives, as determined by the Committee). No restricted performance stock or restricted performance stock unit award shall be granted that provides for vesting solely on completion of service by the Participant. Any such Awards shall be subject to such conditions, restrictions and contingencies as the Committee determines.

     A federal income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. The Committee may designate any Award described in the preceding paragraph as intended to be "performance-based compensation." Any Awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Code section 162(m). The performance goals that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: cash generation targets, profits, SVA, revenue and/or market share targets, profitability targets as measured by return ratios, and shareholder returns. The measurement may be based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies.

For Awards intended to be "performance-based compensation," the grant of the Awards and the establishment of the performance measures shall be made during the period required under Code section 162(m). To satisfy the requirements that apply to performance-based compensation, these goals must be approved by the stockholders of U.S. Can, and approval of the 1999 Plan will also constitute approval of the foregoing goals.

ADMINISTRATION

     The 1999 Plan is administered by a committee (the "Committee") selected by the Board of Directors. If the Committee has not been selected, or for any other reason determined by the Board of Directors, the Board of Directors may take any action under the 1999 Plan that would otherwise be the responsibility of the Committee. The Committee will have the authority and discretion to select from among the eligible individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to certain restrictions) to cancel or suspend Awards. To the extent that the Committee determines that the restrictions imposed by the 1999 Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside of the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States. The Committee will have the authority and discretion to interpret the 1999 Plan, to establish, amend, and rescind any rules and regulations relating to the 1999 Plan, to determine the terms and provisions of any Award agreement made pursuant to the 1999 Plan, and to make all other determinations that may be necessary or advisable for the administration of the 1999 Plan. Any interpretation of the 1999 Plan by the Committee and any decision made by it under the 1999 Plan is final and binding on all persons. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

LIMITS ON AWARDS

     The maximum number of shares of Common Stock subject to Awards under the 1999 Plan that may be delivered to Participants and their beneficiaries under the 1999 Plan shall be equal to 1,250,000 shares. To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 1999 Plan. If the exercise price of any stock option granted under the 1999 Plan is satisfied by tendering shares of Common Stock to the Company, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the 1999 Plan. The closing price with respect to the Common Stock on March 15, 1999 was $15 3/8 per share.

     The following additional limits shall apply to Awards under the 1999 Plan:
(i) no more than 150,000 shares of Common Stock may be issued for stock unit awards, performance share awards, restricted performance stock awards and restricted performance stock unit awards; (ii) no more than 300,000 shares of Common Stock may be issued for options and SARs granted to any one individual in any one-calendar-year period; and (iii) no more than 50,000 shares of Common Stock may be issued for stock unit awards, performance share awards, restricted performance stock awards and restricted performance stock unit awards that are intended to be "performance-based compensation" (as described below) granted to any one individual during any one-calendar-year period. The Common Stock with respect to which Awards may be made under the 1999 Plan shall be shares currently authorized but unissued, or currently held or subsequently acquired by U.S. Can as treasury shares, including shares purchased in the open market or in private transactions. At the discretion of the Committee, an Award under the 1999 Plan may be settled in cash rather than Common Stock.

     The Committee may use shares of Common Stock available under the 1999 Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of U.S. Can or a subsidiary, including the plans and arrangements of U.S. Can or a subsidiary assumed in business combinations.

     In the event of a corporate transaction involving U.S. Can (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 1999 Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     Except as otherwise provided by the Committee, Awards under the 1999 Plan are not transferable except as designated by the Participant by will or by laws of descent and distribution.

AMENDMENT AND TERMINATION

     The Board of Directors may, at any time, amend or terminate the 1999 Plan; provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant, adversely affect the rights of any Participant under any Award granted under the 1999 Plan prior to the date such amendment is adopted by the Board of Directors.

FEDERAL INCOME TAX CONSIDERATIONS

     The following is a brief description of the federal income tax treatment that will generally apply to Awards under the 1999 Plan based on current federal income tax rules. This description is based on federal tax laws and regulations presently in effect, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the 1999 Plan. A Participant may also be subject to state and local taxes in connection with the grant of Awards under the 1999 Plan.

     Non-Qualified Options

     The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired over the exercise price for those shares and U.S. Can will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Common Stock equal to the fair market value of the shares at the time of exercise.

     Incentive Stock Options

     The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of U.S. Can or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is disabled, as that term is defined in the Code).

     The excess of the fair market value of the Common Stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised.

     If the Participant does not sell or otherwise dispose of the Common Stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Common Stock to the Participant, then, upon disposition of such Common Stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain, and U.S. Can will not be entitled to a corresponding deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

     If the foregoing holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price, or
(ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and U.S. Can will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

     Stock Appreciation Rights

     The grant of an SAR will not result in taxable income to the Participant. Upon exercise of an SAR, the amount of cash or the fair market value of Common Stock received will be taxable to the Participant as ordinary income, and U.S. Can will be entitled to a corresponding deduction. Gains and losses realized by the Participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

     Stock Units and Performance Shares

     A Participant who has been granted a stock unit award, a performance share award or a restricted performance stock unit award will not realize taxable income at the time of grant, and U.S. Can will not be entitled to a corresponding deduction at that time. The Participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares and U.S. Can will be entitled to a corresponding deduction.

     Restricted Performance Stock

     A Participant who has been granted a restricted performance stock award will not realize taxable income at the time of grant, and U.S. Can will not be entitled to a corresponding deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the vesting of Common Stock subject to an Award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and U.S. Can will be entitled to a corresponding deduction. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant and U.S. Can will be entitled to a corresponding deduction. A Participant may elect pursuant to section 83(b) of the Code to have income recognized at the date of grant of a restricted performance stock award and to have the applicable capital gain holding period commence as of that date, and U.S. Can will be entitled to a corresponding deduction.

     Withholding of Taxes

     U.S. Can may withhold amounts from Participants to satisfy withholding tax requirements. Subject to guidelines established by the Committee, Participants may have shares of Common Stock withheld from Awards or may tender shares of Common Stock to U.S. Can to satisfy tax withholding requirements.

     $1 Million Limit

     Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Corporation's chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as "performance-based compensation" is not subject to the $1,000,000 limit. The 1999 Plan has been structured to permit Awards and payments that will satisfy the requirements applicable to performance-based compensation.

     Change In Control

     Any acceleration of the vesting or payment of Awards under the 1999 Plan in the event of a change in control in U.S. Can may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the Participant to a 20% excise tax and preclude deduction by U.S. Can.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE
   1999 EQUITY INCENTIVE PLAN, INCLUDING THE PERFORMANCE GOALS FOR THE PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers to file reports of their ownership of stock and of changes in such ownership with the SEC. The Company believes that, during 1998, its directors and reporting officers complied with all applicable filing requirements, except that Larry Morrison's initial report of beneficial ownership of Common Stock and employee stock options was filed approximately one month late during 1998.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The Company will bear the cost of this solicitation. The Company and its proxy solicitor, MacKenzie Partners, Inc., may solicit proxies by mail, in person, via the Internet and by phone. MacKenzie Partners has agreed to assist the Company in obtaining proxies for the 1999 Annual Meeting for a cost of approximately $7,000. The Company will reimburse banks, brokerage houses, other nominees and custodians for the reasonable costs of distributing proxy material and annual reports to the beneficial owners of the shares they hold of record.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Under the Federal securities laws and regulations, stockholder proposals intended for inclusion in the proxy statement to be issued in connection with the 2000 Annual Meeting of Stockholders must be received by the Company on or before November 25, 1999, and must otherwise comply with applicable regulations.

     Under the Company's By-Laws, in order to be timely, notices of other stockholder proposals for nominations or other business at an annual meeting must generally be delivered to the Corporate Secretary of the Company, at the Company's headquarters, not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting (February 21, 2000 and January 22, 2000, respectively, with respect to the 2000 Annual Meeting). Stockholders proposals for nominations at a special meeting called for the purpose of electing directors must generally be delivered to the Corporate Secretary of the Company, at the Company's headquarters, not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement (as defined) is first made of the date of such meeting and the nominees proposed by the Board.

                              INDEPENDENT AUDITORS

     The Company's independent audit firm for 1998 was Arthur Andersen LLP. The Company is in the process of selecting the independent audit firm for 1999 and, therefore, no independent audit firm for 1999 has been selected or recommended at this time. A representative of Arthur Andersen is expected to be present at the 1999 Annual Meeting and will have an opportunity to make a statement, if so desired. The Arthur Andersen representative will also be available to respond to appropriate questions.

                          ANNUAL REPORT AND FORM 10-K

     Copies of the Company's 1998 Annual Report to Shareholders are being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. The Company is also filing with the SEC its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1998. STOCKHOLDERS DESIRING TO RECEIVE A COPY OF THE FORM 10-K MAY OBTAIN ONE BY WRITING OR CALLING STEVEN K. SIMS, CORPORATE SECRETARY, U.S. CAN CORPORATION, 900 COMMERCE DRIVE, OAK BROOK, ILLINOIS, 60523, TELEPHONE: (630) 571-2500.

                                          By Order of the Board of Directors
                                          Steven K. Sims
                                          Steven K. Sims
                                          Vice President,
                                          General Counsel and Secretary

                                                                       EXHIBIT A

                              U.S. CAN CORPORATION
                           1999 EQUITY INCENTIVE PLAN

                                   SECTION 1

                                    GENERAL

     1.1. Purpose. The U.S. Can Corporation 1999 Equity Incentive Plan (the "Plan") has been established by U.S. Can Corporation (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

     1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

                                   SECTION 2

                                OPTIONS AND SARS

     2.1. Definitions.

     (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs"), as determined in the discretion of the Committee. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     (b) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

     2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

     2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

     2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

     (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

     (b) The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

     (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     2.5. Settlement of Award. Shares of Stock delivered pursuant to the exercise of an option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

                                   SECTION 3

                               OTHER STOCK AWARDS

     3.1. Definitions.

     (a) A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

     (b) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

     (c) A "Restricted Performance Stock" Award is a grant of shares of Stock, and a "Restricted Performance Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to achievement of performance or other objectives, as determined by the Committee; provided, however, that no Restricted Performance Stock or Restricted Performance Stock Unit Awards shall be granted under the Plan that provides for vesting based solely on completion of service by the Participant.

     3.2. Restrictions on Stock Awards. Each Stock Unit Award, Restricted Performance Stock Award, Restricted Performance Stock Unit Award and Performance Share Award shall be subject to the following:

     (a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

     (b) The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the

        Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following, as selected by the Committee: cash generation targets, profits, net operating profit after tax minus a capital charge, revenue and/or market share targets, profitability targets as measured by return ratios and shareholder returns. The measurement may be based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

                                   SECTION 4

                          OPERATION AND ADMINISTRATION

     4.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company's 1999 annual meeting of its shareholders, the Plan shall be effective as of January 1, 1999 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

     4.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

     (a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

     (b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,250,000 shares of Stock.

     (c) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (d) If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

     (e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan.

        (i) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) shall be 150,000 shares.

        (ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 300,000 shares during any one-calendar-year period.

        (iii) No more than 50,000 shares of Stock may be subject to Stock Unit Awards, Restricted Performance Stock Awards, Restricted Performance Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)) granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable).

     (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

     4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

     4.5. Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

     4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

     4.7. Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

     4.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

     4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     4.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

     4.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

     4.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     4.13. Limitation of Implied Rights.

     (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

     (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or director the right to be retained in the employ of the Company or any Subsidiary, or the right to remain a member of the board of directors, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     4.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 5

                                   COMMITTEE

     5.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5. The Committee shall be selected by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

     5.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

     (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

     (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside of the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

     (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

     (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

     5.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any one or more of its members and any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     5.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other period of service), termination of employment (or cessation of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 6

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan; provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, except that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 6; and further provided that no amendment of the Plan may increase the limit set forth in paragraph 4.2(b) (relating to the maximum number of shares that may be delivered under the Plan) absent shareholder approval.

                                   SECTION 7

                                 DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

     (a) Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Performance Stock Awards, Restricted Performance Stock Unit Awards and Performance Share Awards.

     (b) Board. The term "Board" shall mean the Board of Directors of the Company.

     (c) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

     (d) Eligible Individual. The term "Eligible Individual" shall mean any employee of the Company or a Subsidiary, and any member of the board of directors of the Company or a Subsidiary. An Award may be granted to an employee or director, in connection with hiring, retention or otherwise, prior to the date the employee or director first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or director first performs such services.

     (e) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

        (A) If the principal market for the Stock is an exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the closing price as reported on such exchange or as quoted in the automated quotation system of Nasdaq, respectively, for the Stock on that date.

        (B) If the day is not a business day, and as a result, paragraph (A) above is inapplicable, the Fair Market Value of the Stock shall be determined as the last closing price most recently reported on such exchange or in such system, as applicable, for the last preceding business day.

        (C) If the Stock is not traded on an exchange or regularly quoted in the automated quotation system of Nasdaq, then the Fair Market Value of the Stock shall be determined in such manner as is specified in good faith by the Committee.

     (f) Subsidiary. The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

     (g) Stock. The term "Stock" shall mean shares of common stock of the Company.

PROXY

                              U.S. CAN CORPORATION

        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 22, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby constitutes Paul W. Jones and Steven K. Sims, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of U.S. Can Corporation to be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, at 10:00 a.m. (local time) on April 22, 1999, and at any adjournment thereof, as designated herein and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

New Address:
            ---------------------------------------

            ---------------------------------------

            ---------------------------------------


                          PLEASE COMPLETE REVERSE SIDE

                                                U.S. CAN CORPORATION
                         PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]

[                                                                            ]
                                        For   Withhold  For All
1. To elect the following nominees      All      All    Except*      2. To approve the 1999      For    Against   Abstain
   for Director, to serve a term        [ ]      [ ]      [ ]           Equity Incentive Plan.   [ ]      [ ]       [ ]
   expiring in 2002.

   Charles W. Gaillard, Ricardo Poma,                                3. Check here if you plan   [ ]
   Louis B. Susman.                                                     to attend the Meeting.


--------------------------------------                                      Check here if        [ ]
*Nominee Exception                                                        address has changed.
                                                                            (make corrections on
------------------------------------------------------------------------    reverse side)


                THIS AREA RESERVED FOR ADDRESSING                                                Dated:
                      key lines do not print                                                            --------------------------

                                                                            ------------------------------------------------------
------------------------------------------------------------------------    Signature(s)


                                                                            ------------------------------------------------------

This proxy when properly executed will be voted in the manner               Please sign exactly as name appears hereon.  Joint
directed herein by the undersigned stockholder.  If no direction            owners should each sign personally.  Executors,
is made, this proxy will be voted FOR Proposals 1 and 2.                    trustees, officers, etc. should indicate their titles
                                                                            when signing.
-----------------------------------------------------------------------------------------------------------------------------------

                                                  FOLD AND DETACH HERE

                                      PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY
                                               IN THE ENCLOSED ENVELOPE.
